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                                                                   EXHIBIT 10.33

                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

     This First Amendment to Loan and Security Agreement (the "AMENDMENT") is made on November 20, 2000 by GMAC Business Credit, LLC ("LENDER") and ROCKY SHOES & BOOTS, INC. and LIFESTYLE FOOTWARE, INC. ("BORROWERS").

                                    RECITALS
                                    --------

     A. Borrowers and Lender entered into a Loan and Security Agreement dated September 18, 2000 (as amended from time to time, including by this Amendment, the "LOAN AGREEMENT"). Capitalized terms used in this Amendment shall have the meanings set forth in the Loan Agreement unless otherwise defined In this Amendment.

     B. Borrowers and Lender wish to amend the Loan Agreement as set forth herein to correct several typographical errors in the Loan Agreement.

     THEREFORE, in consideration of the mutual promises and agreements of the parties hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

                              TERMS AND CONDITIONS

         1. Section 1(d) of the Loan Agreement is amended in its entirety to read as follows:

          "Subject to SECTION 3.8 below, the applicable interest rate (prior to an Event of Default) on all Obligations is initially one-quarter percent (0.25%) per annum in excess of the Prime Rate OR 250 basis points (2.50%) per annum in excess of the applicable LIBOR Rate (the foregoing Interest rates are referred to as the "BASE RATES," a "BASE RATE," a "PRIME BASE RATE" or a "LIBOR BASE RATE," as applicable). The foregoing Base Rates may change based on the incentive pricing provisions of Section 3.8(f) below."

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         2. The definition of Fixed Charge Coverage Ratio in section 2 of the
Loan Agreement is amended in its entirety to read as follows:

          " "FIXED CHARGE COVERAGE RATIO" means the ratio of (i) EBITDA MINUS internally funded capital expenditures to (ii) interest on account of all funded debt obligations, scheduled principal payments on long term indebtedness and scheduled payments on capitalized leases and all income taxes, all as determined according to generally accepted accounting principles, consistently applied."

         3. The reference in Section 3.3 of the Loan Agreement to "$850,000" is amended to read "$822,000."

         4. The first section labeled 3.8(b) is amended to be labeled "18(b)(1)" and the second section labeled 3.8(b) is amended to be labeled "3.8(b)(2)," and references to such sections in the Loan Agreement are so amended MUTATIS MUTANDIS.

         5. Section 9.2 of the Loan Agreement is amended in its entirety to read as follows:

          "A default in the performance or observance of any term, condition or covenant in this Agreement, or in any other agreement or instrument made or given by any Borrower to Lender required to be observed or performed by any Borrower, with the exception of reporting requirements in SECTION 3.3 above, or in any other agreement or instrument made or given by any Borrower for money borrowed from or owing to any third party in excess of $250,000 which, are not cured within 7 days of the same first becoming known to any executive officer of Parent."

         6. Except as amended by this Amendment, all the terms and conditions in the Loan Agreement remain in full force and effect.

         7. This Amendment constitutes the entire agreement of the parties in connection with the subject matter of this Amendment and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

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         8. Borrowers and the signatory noted below represent that all necessary corporate action to authorize Borrowers to enter into this Amendment has been taken, including, without limitation, board of directors approval and resolutions necessary to authorize Borrowers' execution of this Amendment.

         9. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and all of such counterparts together shall constitute but one and the same agreement.

         10. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Michigan.


GMAC BUSINESS CREDIT, LLC                   ROCKY SHOES & BOOTS, INC.


By:  /s/ William Stewart                          By:  /s/ David Fraedrich
   ---------------------------------------           ---------------------------
     William Stewart                                   David Fraedrich
     Director                                          Executive Vice President


LIFESTYLE FOOTWARE, INC.


By:  /s/ David Fraedrich
   ---------------------------------------
     David Fraedrich
     Executive Vice President